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                                                            Exhibit 99.10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Basic Value Fund, Inc:

We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 2-58521 of our report dated August 12, 1998 appearing in the annual report to shareholders of the Merrill Lynch Basic Value Fund, Inc. for the year ended June 30, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
August 28, 1998